Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 10, 2021, relating to the financial statements and financial highlights of Fidelity International Small Cap Opportunities Fund, Fidelity Total International Equity Fund, and Fidelity Global Equity Income Fund, and our reports dated December 13, 2021, relating to the financial statements and financial highlights of Fidelity International Value Fund, Fidelity Diversified International K6 Fund, Fidelity International Capital Appreciation K6 Fund, Fidelity SAI International SMA Completion Fund, Fidelity International Discovery K6 Fund, and Fidelity Series Overseas Fund, and our reports dated December 14, 2021, relating to the financial statements and financial highlights of Fidelity Worldwide Fund, Fidelity Diversified International Fund, Fidelity International Capital Appreciation Fund, Fidelity International Small Cap Fund, and Fidelity Flex International Fund, and our report dated December 16, 2021, relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series Emerging Markets Opportunities Fund, Fidelity Series International Small Cap Fund, and Fidelity Series International Value Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2021